Exhibit 21.1
Coty Inc. Subsidiaries
As of September 30, 2015

Subsidiary Name	Jurisdiction of Organization
Coty Argentina S.A	Argentina
Coty Australia Pty. Ltd.	Australia
Coty Austria GmbH, wien	Austria
Bourjois S.A.	Belgium
Coty Benelux S.A.	Belgium
Coty Brasil Industria e Comercio de Cosmeticos Ltda.	Brazil
Coty Brazil Retail Cosmeticos S.A.	Brazil
Lancaster do Brasil Cosmeticos Ltda.	Brazil
StarAsia Distribution (Cambodia) Ltd.	Cambodia
Coty Canada Inc.	Canada
TJoy Holdings Co. Ltd.	Cayman
Coty Cosmeticos Chile Limitada	Chile
Coty China Holding Limited	China
Coty International Trade (Shanghai) Co. Ltd.	China
Coty Prestige Shanghai Ltd.	China
Coty R&D (Suzhou) Co. Ltd.	China
Nanjing TJoy Biochemical Co. Ltd.	China
Nanjing Yanting Trade Co. Ltd.	China
StarAsia Distributions Hong Kong Limited	China
Suzhou Ganon Trading Co., Ltd.	China
Suzhou Jiahua Biochemistry Co.	China
Coty Colombia Ltda.	Colombia
Coty Ceska Republika, k.s.	Czech Republic
Bourjois S.A.S.	France
Coty France S.A.S.	France
Coty S.A.S.	France
Else France S.A.S.	France
Fragrance Production S.A.S.	France
Coty Germany GmbH	Germany
Coty Services and Logistics GmbH	Germany
Coty Hellas S.A.	Greece
Bourjois Limited (HK)	Hong Kong
Chi Chun Industrial Co. Ltd.	Hong Kong
Coty Hong Kong. Ltd.	Hong Kong
Coty Prestige Hong Kong Ltd.	Hong Kong
Coty Prestige Shanghai (HK) Ltd.	Hong Kong
Coty Prestige Southeast Asia (HK) Limited	Hong Kong

Ming-De Investment Co. Ltd.	Hong Kong
Super Globe Holdings Ltd.	Hong Kong
Coty Hungary Kft.	Hungary
Coty India Beauty and Fragrance Products Private Ltd.	India
PT Coty Prestige Southeast Asia Indonesia	Indonesia
PT StarAsia Distributions	Indonesia
Coty Ireland Ltd.	Ireland
Coty Italia S.p.A.	Italy
Coty Prestige Japan KK	Japan
OPI Japan KK	Japan
Coty Prestige Southeast Asia (M) SDN. BHD.	Malaysia
StarAsia (Malaysia) Sdn Bhd.	Malaysia
Coty Mexico S.A. de C.V.	Mexico
Coty Lancaster S.A.M.	Monaco
Bourjois B.V.	Netherlands
Coty B.V.	Netherlands
Coty Benelux B.V.	Netherlands
Coty Investment B.V.	Netherlands
Lancaster B.V.	Netherlands
Coty Prestige Southeast Asia Philippines	Philippines
Coty Polska Sp z.o.o.	Poland
Coty Puerto Rico Inc.	Puerto Rico
Coty Cosmetics Romania S.r.l.	Romania
Bourjois Paris LLC	Russia
Coty Russia ZAO	Russia
Coty Beauty LLC	Russia
Coty Arabia Trading Company	Saudi Arabia
Coty Asia Pte. Ltd.	Singapore
Coty Prestige Southeast Asia Pte. Ltd.	Singapore
StarAsia Group Pte. Ltd.	Singapore
StarAsia Manufacturing Pte. Ltd.	Singapore
StarAsia Singapore Pte. Ltd.	Singapore
Coty Slovenska Republika s.r.o.	Slovak Republic
Coty Beauty South Africa (Pty) Ltd.	South Africa
Coty South Africa (PTY) Ltd.	South Africa
Coty Korea Ltd.	South Korea
Bourjois Espana S.A.	Spain
Coty Spain S.L.	Spain
Bourjois S.a.r.l.	Switzerland
Coty (Schweiz) AG	Switzerland
Coty Geneva S.A. Versoix	Switzerland
Coty Prestige (Taiwan) Ltd.	Taiwan
StarAsia Taiwan Co., Ltd.	Taiwan

Coty Prestige Southeast Asia (Thailand) Co. Ltd.	Thailand
Coty Distribution Emirates L.L.C.	United Arab Emirates
Coty Middle East FZCO	United Arab Emirates
Beauty International Ltd.	United Kingdom
Bourjois Limited	United Kingdom
Coty Brands Group Limited	United Kingdom
Coty Export U.K. Ltd.	United Kingdom
Coty Manufacturing UK Ltd.	United Kingdom
Coty Services U.K. Ltd.	United Kingdom
Coty UK Ltd.	United Kingdom
Del Laboratories (U.K.) Limited	United Kingdom
India Projects Ltd.	United Kingdom
Lady Manhattan Ltd.	United Kingdom
Lancaster Group, Ltd.	United Kingdom
Lena White Limited	United Kingdom
Rimmel International Ltd.	United Kingdom
Philosophy Cosmetics, Inc.	United States – AZ
Philosophy, Inc.	United States – AZ
Biotech Research Labs, Inc.	United States – DE
Calvin Klein Cosmetic Corporation	United States – DE
Coty Prestige Travel Retail and Export LLC	United States – DE
Coty US LLC	United States – DE
DLI International Holding II Corp.	United States – DE
Green Acquisition Sub Inc.	United States – DE
Philosophy Beauty Consulting LLC	United States – DE
Rimmel Inc.	United States – DE
DLI International Holding I LLC	United States – DE
O P I Products Inc.	United States – DE
Philosophy Acquisition Company, Inc.	United States – DE
Philosophy Mezzanine Corp.	United States – DE
Coty Beauty Vietnam Company Limited	Vietnam

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